GiGA
                                                          Giga Information Group


FOR IMMEDIATE RELEASE

                                               FOR INVESTOR INFORMATION CONTACT:
                                       Daniel M. Clarke, Chief Financial Officer
                                                         Phone: 1 (781) 982-9500
                                                           Fax: 1 (781) 871-4098
                                                      Email: dclarke@gigaweb.com


                  GIGA'S THIRD QUARTER RESULTS CONTINUE GROWTH
                 Revenues increase 102%; Annualized Value up 99%

CAMBRIDGE, Mass. (October 21, 1998) - Giga Information Group Inc. (NASDAQ: GIGX) announced today that revenues for the third quarter ended September 30, 1998 increased 102% to $8.8 million from $4.3 million in the same period of 1997. The operating loss for the third quarter of 1998 decreased 25% to $4.9 million from $6.5 million in the same period last year. The net loss for the third quarter of 1998 decreased to $5.6 million, or $0.79 per share, from $6.5 million, or $3.13 per share, in the third quarter of 1997.

Revenues for the nine months ended September 30, 1998 increased 108% to $26.4 million from $12.7 million in the same period of 1997. The operating loss for the nine months ended September 30, 1998 decreased 27% to $13.8 million from $18.8 million in the same period last year. The net loss for the nine months ended September 30, 1998 decreased to $15.1 million, or $3.94 per share, from $19.0 million, or $9.18 per share, for the nine months ended September 30, 1997.

Annualized Value at September 30, 1998 was $38.3 million versus $19.2 million at September 30, 1997, representing a 99% increase year-on-year. The Company defines Annualized Value as the cumulative annualized subscription value of the Company's Continuous Information Services agreements in effect at any given point in time without regard to commencement date, duration, or risk of cancellation.


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
Giga reports third quarter 1998 results

                                                                          2-2-2

"We are pleased by our record third quarter performance," said Gideon I. Gartner, Chairman, CEO and President of Giga Information Group. "While Giga's year-over-year results indicate continued strong market acceptance, certain market trends indicate a somewhat slower growth rate in the next several quarters."

ABOUT GIGA INFORMATION GROUP

Giga Information Group (NASDAQ: GIGX), founded by industry icon Gideon I. Gartner, delivers knowledge and strategic technology and management advice to IT decision makers via innovative research processes and GigaWeb, its leading-edge Web presence. Giga's research focus is on helping companies integrate their businesses with the Internet; it also covers trends in the computing, telecommunications and related industries. Giga began providing its services in April 1996, and today its global client base exceeds 900 organizations comprising over 13,000 individual users, including IT vendors, IT users and institutional investors. The Company's Web site can be accessed at HTTP://WWW.GIGAWEB.COM. Giga Information Group is a trademark of Giga Information Group Inc.


The Company's consolidated operating results are attached.


                                      # # #

Statements that are not historical fact may be considered forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Consequently, actual events or results may differ materially from those expressed or implied by those set forth in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company's ability to attract and retain highly skilled and experienced employees, ability to secure subscriptions to its services and to achieve and sustain high renewal rates, ability to effectively manage growth, ability to understand and anticipate market trends and develop and offer new products and services, significant competition from existing and new competitors, potential fluctuations in quarterly operating results, continued market acceptance and demand of Giga services, dependence on Internet infrastructure for access to GigaWeb and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.


                           ***************************

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
GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS

    (unaudited, in thousands, except share and             Quarter Ended September 30,       Nine Months Ended September 30,
       per share data)                                  ---------------------------------  ----------------------------------
                                                                                   %                                   %
                                                           1998         1997     Change       1998           1997    Change
                                                           ----         ----     ------       ----           ----    ------
Revenues:
    Continuous Information Services                      $ 8,235      $ 3,743     120%      $ 22,643       $ 9,547    137%
    Other, principally events                                515          588     -12%         3,771         3,154     20%
                                                        --------     --------              ---------      --------
       Total revenues                                      8,750        4,331     102%        26,414        12,701    108%
                                                        --------     --------              ---------      --------
Costs and expenses:
    Cost of services                                       4,579        3,199      43%        14,272         9,865     45%
    Sales and marketing                                    6,739        5,500      23%        19,055        14,938     28%
    Research and development                                 402          523     -23%         1,040         1,770    -41%
    General and administrative                             1,628        1,159      40%         4,727         3,365     40%
    Depreciation and amortization                            321          490     -34%         1,120         1,595    -30%
                                                        --------     --------              ---------      --------
       Total costs and expenses                           13,669       10,871      26%        40,214        31,533     28%
                                                        --------     --------              ---------      --------

Loss from operations                                      (4,919)      (6,540)    -25%       (13,800)      (18,832)   -27%
                                                        --------     --------              ---------      --------

Interest income                                              270           48     463%           429           223     92%
Interest expense (Note 1.)                                (1,139)         (88)   1194%        (1,919)         (129)  1388%
Foreign exchange gain/(loss)                                 195           29     572%           245          (302)   181%
                                                        --------     --------              ---------      --------

Loss from continuing operations before income taxes       (5,593)      (6,551)    -15%       (15,045)      (19,040)   -21%
Income tax (benefit) charge                                   36          (17)    312%            36            (6)   700%
                                                        --------     --------              ---------      --------

Loss from continuing operations                           (5,629)      (6,534)    -14%       (15,081)      (19,034)   -21%
                                                        --------     --------              ---------      --------

Income from disposal of discontinued BIS Shrapnel
    business, less applicable income taxes of $21              -           41    -100%             -            41   -100%
                                                        --------     --------              ---------      --------

Income from discontinued operations                            -           41    -100%             -            41   -100%
                                                        --------     --------              ---------      --------

Net loss                                                $ (5,629)    $ (6,493)    -13%     $ (15,081)    $ (18,993)   -21%
                                                     ===========   ==========            ===========    ==========

Results per common share:
    Historical - basic and diluted:
       Loss from continuing operations                   $ (0.79)     $ (3.15)    -75%       $ (3.94)      $ (9.20)   -57%
                                                     ===========   ==========            ===========    ==========
       Net loss                                          $ (0.79)     $ (3.13)    -75%       $ (3.94)      $ (9.18)   -57%
                                                     ===========   ==========            ===========    ==========

Weighted average number of shares (Note 2.)            7,142,319    2,077,397     244%     3,824,978     2,068,155     85%
                                                     ===========   ==========            ===========    ==========

Note 1.   Interest Expense:

     Interest expense for the quarter and nine months ended September 30, 1998 includes a non-recurring, non-cash charge of $844,000 and $1,182,000, respectively. The charge was recorded to accrete a discount for the fair market value of common stock warrants issued in conjunction with $10,000,000 of Bridge Notes. The Bridge Notes were repaid in August 1998 using a portion of the proceeds from the Company's Initial Public Offering of common stock and the balance of the discount was recognized as expense at that time.

Note 2.   Computation of weighted average common shares:

                                                                Quarter Ended                Nine Months Ended
                                                             September 30, 1998             September 30, 1998
                                                             ------------------             ------------------

                                                                         Weighted                        Weighted
                                                             Actual      Average            Actual       Average
                                                             ------      -------            ------       -------
Shares issued and outstanding at beginning of period        2,184,346    2,184,346         2,093,107     2,093,107
    Shares issued from Initial Public Offering              3,000,000    2,021,739         3,000,000       681,319
    Shares issued from conversion of preferred stock        4,686,784    2,903,768         4,686,784       978,559
    Shares issued from exercise of warrants                    47,999       29,739            47,999        10,022
    Shares issued from exercise of stock options                7,659        2,727            98,898        61,971
                                                           ----------   ----------        ----------    ----------
       Total                                                9,926,788    7,142,319         9,926,788     3,824,978
                                                           ==========   ==========        ==========    ==========

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
GIGA INFORMATION GROUP, INC.


CONSOLIDATED BALANCE SHEET DATA                                   September  30,            December 31,
    (in thousands, except share data)                                 1998                     1997
                                                                 ----------------          -------------
                                                                   (unaudited)
Assets
    Cash, cash equivalents and investments                           $ 26,695                $ 3,539
    Accounts receivable, net                                            7,756                  8,961
    Total current assets                                               42,374                 20,980
    Property and equipment, net                                         2,421                  1,695
    Total assets                                                       44,963                 23,023

Liabilities and Stockholders' Equity (Deficit)
    Deferred revenues                                                $ 23,264               $ 20,604
    Debt, current portion                                                 442                  1,974
    Total current liabilities                                          31,555                 31,176
    Total liabilities                                                  32,121                 32,113
    Total stockholders' equity (deficit)                               12,842                 (9,090)
    Total liabilities and stockholders' equity (deficit)               44,963                 23,023

Common stock issued and outstanding                                 9,926,788              2,093,107







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